UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K Amendment No.

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	May 23, 2014

BOOMERANG SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-10176	22-2306487
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 A Vreeland Road, Florham Park, NJ 07932
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:	(973) 538-1194

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On May 15, 2013, Boomerang entered into a Manufacturing and Licensing Agreement (the “Agreement”) with JBT Corporation (“JBT”), pursuant to which JBT would manufacture all Boomerang automated guided vehicles (“AGVs”) and license certain software to us for use in our robotic parking systems, including a non-exclusive, non-transferable, license to sub-license the software to customers for the duration of each customer contract with Boomerang. In each year from the effective date of May 15, 2013, Boomerang was required to purchase a minimum of 25 AGVs from JBT based on JBT’s cost plus an agreed upon profit. In the event of termination of the Agreement, JBT is obligated to license to Boomerang software for up to three years from the termination date.

The Agreement was terminated by JBT effective May 23, 2014, due to Boomerang not meeting the minimum purchase requirements described above. As previously disclosed in our Annual Report for the fiscal year ended September 30, 2013, with JBT’s knowledge, Boomerang manufactured, assembled, tested and delivered all AGVs for our first RoboticValet project, BrickellHouse, and expects to do so for subsequent projects in which our first-generation AGV design is included.

As mentioned above, under the Agreement, Boomerang has the right to continue to license software through May 22, 2017, and expects to collaborate with JBT on a project-by-project basis going forward.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOMERANG SYSTEMS, INC.

Date:	May 30, 2014	By:	/s/ Mark R. Patterson
Mark R. Patterson
Chief Executive Officer

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